Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Janine Warell, SPSS
312-261-6535
jwarell@spss.com
SPSS Board Approves New Shareholder Rights Plan
CHICAGO, Ill. (USA) — June 4, 2008 — SPSS Inc. (Nasdaq: SPSS), a leading global provider of Predictive Analytics software and solutions, today announced that its Board of Directors has approved a new shareholder rights plan. In connection with this plan, the Company’s Board of Directors declared a dividend of one Common Share Right for each outstanding share of SPSS Inc. Common Stock. The dividend will be distributed on June 18, 2008, to shareholders of record on that date. Each shareholder is automatically entitled to the Rights and no physical distribution of new certificates will be made at this time. The Rights distribution is not taxable to shareholders under U.S. laws. The Rights replace the rights governed by the Company’s existing shareholder rights plan, which expire on June 18, 2008.
Subject to certain exceptions, the Rights will be exercisable only if a person or group acquires 15% or more of SPSS Common Stock or announces a tender or exchange offer which would result in ownership of 15% or more of the Common Stock.
Each Right, which is not presently exercisable and is represented by the Company’s Common Stock certificates, will entitle its holder to buy one one-half of a share of Common Stock at an exercise price of $175.00, subject to adjustment. Following the acquisition of 15% or more of SPSS Common Stock by a person or group, the holders of the Rights (other than the acquiring person or group) will be entitled to purchase shares of Common Stock at half-price, and, in the event of a subsequent merger or other acquisition of the Company, to buy shares of common stock of the acquiring entity at one-half of the market price of those shares.
The Rights are redeemable for $.01 per Right, subject to adjustment, before the acquisition by a person or group of 15% or more of the Company’s Common Stock. The Rights will expire on June 18, 2018.
The plan is designed to assure that shareholders are not deprived of their rights to share fully in the Company’s long-term potential, but not to prevent a fairly-valued bid for the Company.
About SPSS Inc.
SPSS Inc. (Nasdaq: SPSS) is a leading global provider of Predictive Analytics software and solutions. The Company’s Predictive Analytics technology improves business processes by giving organizations forward visibility for decisions made every day. By incorporating Predictive Analytics into their daily operations, organizations become Predictive Enterprises — able to direct and automate decisions to meet business goals and achieve a measurable competitive advantage. More than 250,000 public sector, academic and commercial customers rely on SPSS technology to help increase revenue, reduce costs and detect and prevent fraud. Founded in 1968, SPSS is headquartered in Chicago, Illinois. For additional information, please visit www.spss.com.
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Safe Harbor Statement
In addition to historical information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation, statements regarding the Company’s expectations, beliefs, intentions or future strategies that are signified by the words “expects,” “anticipates,” “intends,” “believes,” “estimates” or similar language. All forward-looking statements included in this document are based on information available to the Company on the date hereof. The Company cautions investors that its business and financial performance and the matters described in these forward-looking statements are subject to substantial risks and uncertainties. Because of these risks and uncertainties, some of which may not be currently ascertainable and many of which are beyond the Company’s control, actual results could differ materially from those expressed in or implied by the forward-looking statements. The potential risks and uncertainties that could cause results to differ materially include, but are not limited to: the Company’s ability to predict revenue, the Company’s ability to respond to rapid technological changes, a potential loss of relationships with third parties from whom the Company licenses certain software, fluctuations in currency exchange rates, the impact of new accounting pronouncements, increased competition and risks associated with product performance and market acceptance of new products. A detailed discussion of other risk factors that affect the Company’s business is contained in the Company’s Annual Reports on Form 10-K, particularly under the heading “Risk Factors.” The Company does not intend to update these forward-looking statements to reflect actual future events.